EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                            dated September 25, 2002


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post Effective Amendment No. Two to the Registration Statement on Form -11 of our report dated January 25, 2002, except as to Note 13 for which the date is February 22, 2002, relating to the financial statements and financial statement schedule of CNL Hospitality Properties, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Orlando, Florida
September 25, 2002